UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

FUTURE INTERNATIONAL GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-202717	32-0421189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5, Lane 97, Songlin Road

Pudong New District

Shanghai, China

(Address of Principal Executive Offices)

+86 021 6029 8205

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry Into Material Definitive Agreement.

Item 5.01 Change in Control of Registrant.

Item 9.01. Exhibits.

On September 25, 2019 (“Effective Date”), Future International Group Corp. (the “Company”) and Hillhouse Shareholding Group Co., Ltd., the Company’s largest shareholder (“Hillhouse”), entered into a Loan Conversion Agreement pursuant to which Hillhouse converted and discharged certain outstanding loans to the Company in exchange for certain shares of the Company’s common stock and Class A Preferred Stock. The amounts of the loans converted by Hillhouse and the shares of each class issued to Hillhouse are as follows:

Amount Discharged by Hillhouse	Securities Issued to Hillhouse in Exchange

$6,257.00	6,257,000 shares of Class A
Preferred Stock*

$83,740.00	83,740,000 shares of Common Stock

___________

* The Class A Preferred Stock has 100 to 1 voting rights per share.

The discharge of the amounts set forth above, which includes any accrued and unpaid interest, is effective as of the Effective Date. In addition, as of the Effective Date, Hillhouse shall be deemed the owner of the securities of the Company set forth above. Hillhouse forever waived and discharged any and all claims, demands and actions with respect to the amounts set forth above, including accrued and unpaid interest thereon.

The Loan Conversion Agreement is attached hereto as Exhibit 10.3. The descriptions of the Loan Conversion Agreement are not complete, and are qualified in their entirety by reference to the respective agreements which are filed as exhibits hereto and incorporated herein.

Immediately prior to the transaction, Hillhouse owned 6,257,000 shares of common stock of the Company or 99.99% of the total issued and outstanding shares. There were no shares of preferred stock issued and outstanding prior to the transaction. See the stock ownership table below for the ownership interests of Hillhouse after the transaction.

After giving effect to the above described transaction, a total of 90,000,000 shares of the Company’s common stock and 6,257,000 shares of the Company’s Class A Preferred Stock are issued and outstanding. Immediately prior to the transaction there were 6,260,000 shares of common stock and no shares of preferred stock issued and outstanding.

The following table gives effect to the above transaction and lists, as of the date of this report, the number of shares of the Company’s common stock and Company Class A Preferred Stock that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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As of the date of this report, the total authorized shares of common stock and preferred stock (including the Class A Preferred Stock) of the Company are 500,000,000 and 10,000,000, respectively.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND OF NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

	Officers and Directors and Greater than 5% Shareholders
Common Stock	Hillhouse Shareholding Group Co (1)	89,997,000	99.9%

Common Stock	Goubin Su (1)	89,997,000	99.9%

Common Stock	Officers and Directors as a Group (1 person)	89,997,000	99.9%
	Officers and Directors and Greater than 5% Shareholders
Class A Preferred Stock (2)	Hillhouse Shareholding Group Co (1)	6,257,000	100%

Class A Preferred Stock (2)	Goubin Su (1)	6,257,000	100%

Class A Preferred Stock (2)	Officers and Directors as a Group (1 person)	6,257,000	100%

_________________

(1)	Mr. Guobin Su is the sole officer and director of the Hillhouse Shareholding Group Co (“Hillhouse”) and the of Hillhouse and Mr. Su’s address is the address of the Company.

(2)	The Class a Preferred Stock has 100 votes per share on all matters brought to the Company for a shareholder vote. The number of votes attributable to such shares is 625,700,000.

Exhibit	Description

10.3	Loan Conversion Agreement dated September 25, 2019 by and between Future International Group Corp. and Hillhouse Shareholding Group Co.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future International Group Corp. (Registrant)

Date: September 27, 2019	By:	/s/ Lingbo Shi
Lingbo Shi
President

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